EXHIBIT 99.1

Arbutus to Participate in Upcoming Investor Conferences

VANCOUVER, British Columbia and DOYLESTOWN, Pa., March 06, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that the company will be participating in two upcoming investor conferences.

  Cowen 37th Annual Health Care Conference, March 6-8, 2017, Boston, MA
  Barclays Global Healthcare Conference, March 14-16, 2017, Miami, FL

About Arbutus
Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, Canada with facilities in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Contact Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com